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                                                                     Exhibit 8.1

                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 687-3860

                                                              September 24, 1997



Board of Directors
PAXAR Corporation
105 Corporate Park Drive
White Plains, NY 10604

Gentlemen:

                  We have acted as counsel to PAXAR Corporation, a New York corporation ("PAXAR"), in connection with the preparation of a Registration Statement on Form S-4 filed on September 24, 1997 (the "Registration Statement"), containing the Joint Proxy Statement of PAXAR and International Imaging Materials, Inc., a Delaware corporation ("IIMAK"), and the Prospectus of PAXAR relating to the issuance of up to 17,125,000 shares of the Common Stock, $.10 par value per share, of PAXAR in connection with the merger of Ribbon Manufacturing, Inc., a Delaware corporation and a direct wholly-owned subsidiary of PAXAR ("Merger Sub"), with and into IIMAK.

                  Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.

                  In arriving at the opinion expressed below, we have examined and relied upon the following documents:

         (a)      the Registration Statement;

         (b)      tax representations letters to us from IIMAK and PAXAR; and

         (c) the Agreement and Plan of Merger, dated as of July 15, 1997, among IIMAK, Merger Sub and PAXAR.

         We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of IIMAK and PAXAR and such certificates and representations of officers and representatives of IIMAK and PAXAR and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) the Merger Agreement and each other agreement referred to in the Registration Statement represent the valid and binding obligations of the respective parties thereto, enforceable in accordance with their respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each such agreements
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Board of Directors
PAXAR Corporation
September 24, 1997
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have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each such agreement or otherwise referred to in the Registration Statement were and will be carried out in accordance with their terms.

         Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

         The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

         Based upon and subject to the foregoing, it is our opinion that the material federal income tax consequences of the Merger to certain United States holders of IIMAK Common Stock are as set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences." While such description discusses the material anticipated federal income tax consequences applicable to certain United States holders, it does not purport to discuss all United States tax consequences, and our opinion is limited to those United States tax consequences specifically discussed therein.

         In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.

         We consent to the reference to our firm under the captions "Legal Matters" and "Certain United States Federal Income Tax Consequences" in the Registration Statement, and we consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Snow Becker Krauss P.C.
                                         SNOW BECKER KRAUSS P.C.